Exhibit (a)(1)(D)

Offer to Purchase

All Outstanding Shares of Common Stock

of

SIGILON THERAPEUTICS, INC.

at

$14.92 per share, net in cash, without interest and less any applicable tax withholding,

plus one non-tradable contingent value right (“CVR”) per share,

which represents the contractual right to receive contingent payments of up to an aggregate of $111.64 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones

Pursuant to the Offer to Purchase dated July 13, 2023

by

SHENANDOAH ACQUISITION CORPORATION

a wholly-owned subsidiary

of

ELI LILLY AND COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON AUGUST 9, 2023, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

July 13, 2023

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 13, 2023 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by Shenandoah Acquisition Corporation, a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Eli Lilly and Company, an Indiana corporation (“Lilly”), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Sigilon Therapeutics, Inc., a Delaware corporation (“Sigilon”), in exchange for (a) $14.92 per Share, net to the stockholder in cash, without interest (the “Closing Amount”) and less any applicable tax withholding, plus (b) one non-tradable CVR per Share, which represents the contractual right to receive contingent payments of up to an aggregate of $111.64 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into with a rights agent selected by Lilly and reasonably acceptable to Sigilon (the Closing Amount plus one CVR, collectively, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”).

Also enclosed is Sigilon’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF SIGILON UNANIMOUSLY RESOLVED TO RECOMMEND THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is (a) the Closing Amount, plus (b) one non-tradable CVR per Share, which represents the contractual right to receive contingent payments of up to an aggregate of $111.64 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions set forth in the CVR Agreement.

2. The Offer is being made for all issued and outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated June 28, 2023 (as it may be amended from time to time, the “Merger Agreement”), by and among Sigilon, Lilly and Purchaser, pursuant to which, after consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will merge with and into Sigilon pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), upon the terms and subject to the conditions set forth in the Merger Agreement, with Sigilon continuing as the surviving corporation and becoming a wholly-owned subsidiary of Lilly (the “Merger”).

4. The Board of Directors of Sigilon unanimously: (a) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”) are advisable, fair to, and in the best interests of, Sigilon and its stockholders, (b) duly authorized and approved the execution and delivery of the Merger Agreement, the performance by Sigilon of its covenants and other obligations thereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth therein, (c) resolved that the Merger Agreement and the Transactions will be governed by and effected under Section 251(h) and other relevant provisions of the DGCL and (d) resolved to recommend that Sigilon stockholders accept the Offer and tender their Shares pursuant to the Offer.

5. The Offer and withdrawal rights will expire at the Expiration Time. The term “Expiration Time” means one minute past 11:59 p.m., Eastern Time, on August 9, 2023, unless the expiration of the Offer is extended to a subsequent date in accordance with the terms of the Merger Agreement, in which case the term “Expiration Time” means such subsequent time on such subsequent date.

6. The Offer and the Merger are not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) the holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where applicable laws or regulations require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase

All Outstanding Shares of Common Stock

of

SIGILON THERAPEUTICS, INC.

at

$14.92 per share, net in cash, without interest and less any applicable tax withholding,

plus one non-tradable contingent value right (“CVR”) per share,

which represents the contractual right to receive contingent payments of up to $111.64 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding,

upon the achievement of certain specified milestones

Pursuant to the Offer to Purchase dated July 13, 2023

by

SHENANDOAH ACQUISITION CORPORATION

a wholly-owned subsidiary

of

ELI LILLY AND COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 13, 2023 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by Shenandoah Acquisition Corporation, a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Eli Lilly and Company, an Indiana corporation (“Lilly”), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Sigilon Therapeutics, Inc., a Delaware corporation (“Sigilon”), in exchange for (a) $14.92 per Share, net to the stockholder in cash, without interest (the “Closing Amount”) and less any applicable tax withholding, plus (b) one non-tradable CVR per Share, which represents the contractual right to receive contingent payments of up to an aggregate of $111.64 per CVR, net to the stockholder in cash, without interest and less any applicable tax withholding, upon the achievement of certain specified milestones in accordance with the terms and subject to the conditions of a contingent value rights agreement to be entered into with a rights agent selected by Lilly and reasonably acceptable to Sigilon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”).

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in its sole discretion, which determination will be final and binding on all parties, subject to the rights of holders of Shares to challenge such determination with respect to their Shares in a court of competent jurisdiction and any subsequent judgment of any such court. In addition, the undersigned understands and acknowledges that:

1. Purchaser reserves the absolute right to (i) reject any and all tenders determined by it not to be in proper form or the acceptance for payment of which may, in Purchaser’s opinion, be unlawful and (ii) waive any defect or irregularity in the tender of any Shares of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders.

2. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to Purchaser’s satisfaction.

3. None of Purchaser, Lilly or any of their respective affiliates or assigns, Computershare Trust Company, N.A., in its capacity as the depositary and paying agent, Georgeson LLC, in its capacity as the information agent, or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:	SIGN HERE

Shares*	Signature(s)
Account No.:
Dated:
Please Print Name(s) and Address(es) Here
Area Code and Phone Number

Tax Identification Number or Social Security Number

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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